EXHIBIT 99.1
Inuvo Improves Availability of Capital Through Enhanced Bank Agreement
CONWAY, AR—(Marketwired-Sep. 30, 2014) - Inuvo, Inc. (NYSE MKT: INUV), an Internet marketing and technology company that delivers purchase-ready customers to advertisers through a broad network of desktop and mobile websites and apps, today announced it has amended and renewed its financing agreement with Bridge Bank providing up to a $10 million revolving credit facility through September 2016 as well as a new $2 million term loan through September 2017.
"We are delighted to have favorably renewed the long standing relationship we have had with Bridge Bank. The revised agreement refinances existing indebtedness while also providing access to additional growth capital at interest rates significantly lower than Inuvo currently pays. We anticipate using the new capital to take advantage of opportunities to accelerate growth,” said Wally Ruiz, CFO.
About Inuvo, Inc.
Inuvo®, Inc. (NYSE MKT: INUV) is an Internet marketing and technology company that delivers purchase-ready customers to advertisers through a broad network of desktop and mobile websites and apps. To learn more about Inuvo, please visit www.inuvo.com.
Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to our lack of profitable operating history, changes in our business, potential need for additional capital, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2013. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
501-205-8397
wallace.ruiz@inuvo.com
or
Investor Relations
Capital Markets Group, LLC
Thomas Walsh, 212-398-3496
thomas@capmarketsgroup.com